Registration No. 33-_____
As filed with the Securities and Exchange Commission on November 30, 1994

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           _______________

                              Form S-8
                       Registration Statement
                  Under the Securities Act of 1933
                           _______________

                       JAMES RIVER CORPORATION
                             of Virginia
       (Exact name of registrant as specified in its charter)

            Virginia                                  54-0848173
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                    Identification No.)

                         120 Tredegar Street
                      Richmond, Virginia 23219
        (Address of Principal Executive Offices and Zip Code)
                           _______________

                 JAMES RIVER CORPORATION OF VIRGINIA
                       1987 STOCK OPTION PLAN
                      (Full title of the plan)

       CLIFFORD A. CUTCHINS, IV, ESQ., Senior Vice President,
                General Counsel, Corporate Secretary
                 James River Corporation of Virginia
                         120 Tredegar Street
                      Richmond, Virginia 23219
                           (804) 644-5411
     (Name, address, and telephone number of agent for service)
                           _______________

      The securities covered by this registration statement will be issued to employees of James River Corporation of Virginia ("James
River" or the "Company") from time to time pursuant to the James River Corporation of Virginia 1987 Stock Option Plan, as amended and restated (the "Stock Option Plan").

     The registration statement is being filed to register additional shares of James River's common stock, $.10 par value ("Common Stock"), under the Stock Option Plan.

                   CALCULATION OF REGISTRATION FEE
                        Amount     Proposed       Proposed     Amount
Title of securities to  to be      maximum         maximum       of
    be registered      registe     offering       aggregate    registr
                         red      price per       offering      ation
                                  share (a)       price (a)      fee
Common Stock           2,000,0      $21.00       $42,000,000   $14,483
                          00
Rights to Purchase
Series M Cumulative      (b)                                    $100
Participating
Preferred Stock, $10
par value
(a)      Estimated   solely  for  the  purpose  of  calculating   the
  registration fee; based upon the average of the high and low prices for Common Stock reported in the Consolidated Reporting System of the New York Stock Exchange on November 28, 1994.
(b) The Rights to Purchase Series M Cumulative Participating Preferred Stock (the "Rights") will be attached to and traded with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of such
  Common  Stock.   The fee paid represents the minimum statutory  fee
  pursuant to Section 6(b) of the Securities Act of 1933, as amended.
                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       The following documents have been filed by James River Corporation of Virginia ("James River" or the "Company") with the Commission (File No. 1-7911) and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993; (ii) the Company's Proxy Statement for the annual meeting held on April 28, 1994; (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 27, 1994, June 26, 1994, and September 25, 1994; and (iv) the
Company's Current Reports on Form 8-K dated January 25, 1994, February 22, 1994, April 21, 1994, April 27, 1994, June 1, 1994, June
29, 1994, July 5, 1994, July 21, 1994, August 22, 1994, September 28,
1994, October 26, 1994, and November 22, 1994.

      Also filed with the Commission and incorporated herein by reference are (i) the description of the Company's common stock, $.10 par value ("Common Stock"), included in the Registration Statement on Form 8-A dated January 3, 1980, incorporating by reference the description included under the heading "Description of Common Stock" in Amendment No. 1 to Registration Statement No. 2-63209, as amended by Amendment No. 4 to Application or Report on Form 8 dated July 28, 1992, and (ii) the description of the Rights to Purchase Series M Cumulative Participating Preferred Stock (the "Rights") included in the Registration Statement on Form 8-A dated March 3, 1989, as amended by Amendment No. 1 to Application or Report on Form 8 dated July 28, 1992.

      All documents filed by James River pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

      As the Common Stock and the Rights are registered under Section 12 of the Exchange Act, this item is not applicable.

Item 5.   Interests of Named Experts and Counsel

     This item is not applicable.

Item 6.   Indemnification of Directors and Officers

      Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

      Article VI of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to a proceeding (including a proceeding by or in right of the Company) because he or she is or was a director or officer of the Company or because he or she is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

      The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders arising out of a single transaction, occurrence, or course of conduct shall be limited to one dollar.

      The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.   Exemption from Registration Claimed

     This item is not applicable.

Item 8.   Exhibits

4(a) Amended  and  Restated Articles of Incorporation  of
     James River Corporation of Virginia, as amended effective January 4, 1990 (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on
     Form  10-K  for the fiscal year ended  December  26,
     1993).

4(b) Articles  of  Amendment to the Amended and  Restated
     Articles of Incorporation of James River Corporation
     of   Virginia  Designating  the  Series   O   8-1/4%
     Cumulative  Preferred  Stock  ($10.00  par   value),
     effective October 1, 1992 (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on
     Form  10-K  for the fiscal year ended  December  26,
     1993).

4(c) Articles  of  Amendment to the Amended and  Restated
     Articles of Incorporation of James River Corporation
     of  Virginia Designating the Series P 9%  Cumulative
     Convertible  Preferred  Stock  ($10.00  par   value)
     (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 29,
     1994).

4(d) Bylaws of James River Corporation of Virginia, amended as of April 28, 1994 (incorporated by reference to Exhibit 3(c) to the Company's Annual
     Report  on  Form  10-K  for the  fiscal  year  ended
     December 26, 1993).

4(e) Amended and Restated Rights Agreement dated May  12,
     1992, between James River Corporation of Virginia and NationsBank of Virginia, N.A., as Rights Agent, and Amendment No. 1 to such Agreement dated June 8,
     1992 (incorporated by reference to Exhibits 2 and 3, respectively, to the Company's filing of Amendment
     No.  1 to Application or Report on Form 8 dated July
     28,  1992,  amending the Registration  Statement  on
     Form 8-A dated March 3, 1989).

5    Opinion of McGuire, Woods, Battle & Boothe --  filed
     herewith.                                             E-1

23(a) Consent of Coopers & Lybrand -- filed herewith.      E-2

23(b) Consent of McGuire, Woods, Battle & Boothe -- included in Exhibit 5.

99   James  River  Corporation  of  Virginia  1987  Stock
     Option   Plan,   1993  Amendment  and   Restatement,
     effective  as  of  December 16,  1993  (the  "Plan")
     (incorporated by reference to Exhibit 10(j) to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1993).

Item 9.    Undertakings

     The undersigned registrant hereby undertakes:

(a)  (1)    To  file, during any period in which offers or sales  are
     being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by James River pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of James River's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of James River pursuant to the foregoing provisions, or otherwise, James River has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by James River of expenses incurred or paid by a director, officer, or controlling person of James River in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, James River will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                             SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, James River Corporation of Virginia certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 30th day of November, 1994.


                                JAMES RIVER CORPORATION
                                  of Virginia

                                By:/s/Stephen E. Hare
                                   Stephen E. Hare
                                    Senior  Vice President, Corporate Finance
                                    and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated below.

     Signature                  Title                       Date


/s/Robert C. Williams     Chairman, President, and       November 30, 1994
   Robert C. Williams     Chief Executive Officer and
                          Director (Principal Executive Officer)


/s/Stephen E. Hare       Senior Vice President,         November  30, 1994
   Stephen E. Hare       Corporate Finance and
                         Chief Financial Officer
                         (Principal Financial and Accounting Officer)


/s/FitzGerald Bemiss     Director                       November 18, 1994
   FitzGerald Bemiss


/s/William T. Burgin     Director                       November 21, 1994
   William T. Burgin


/s/Worley H. Clark, Jr.  Director                       November 21, 1994
   Worley H. Clark, Jr.


/s/William T. Comfort, Jr. Director                     November 28, 1994
   William T. Comfort, Jr


/s/William V. Daniel     Director                       November 18, 1994
   William V. Daniel


/s/Bruce C. Gottwald     Director                       November 18, 1994
   Bruce C. Gottwald


/s/Robert M. O'Neil      Director                       November 22, 1994
   Robert M. O'Neil


/s/Joseph T. Piemont     Director                       November 30, 1994
   Joseph T. Piemont


/s/Anne M. Whittemore    Director                       November 23, 1994
   Anne M. Whittemore



                            EXHIBIT INDEX
Exhibit
Number                  Description                        Section

4(a) Amended  and  Restated Articles of Incorporation  of
     James River Corporation of Virginia, as amended effective January 4, 1990 (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on
     Form  10-K  for the fiscal year ended  December  26,
     1993).

4(b) Articles  of  Amendment to the Amended and  Restated
     Articles of Incorporation of James River Corporation
     of   Virginia  Designating  the  Series   O   8-1/4%
     Cumulative  Preferred  Stock  ($10.00  par   value),
     effective October 1, 1992 (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on
     Form  10-K  for the fiscal year ended  December  26,
     1993).

4(c) Articles  of  Amendment to the Amended and  Restated
     Articles of Incorporation of James River Corporation
     of  Virginia Designating the Series P 9%  Cumulative
     Convertible  Preferred  Stock  ($10.00  par   value)
     (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated June 29,
     1994).

4(d) Bylaws of James River Corporation of Virginia, amended as of April 28, 1994 (incorporated by reference to Exhibit 3(c) to the Company's Annual
     Report  on  Form  10-K  for the  fiscal  year  ended
     December 26, 1993).

4(e) Amended and Restated Rights Agreement dated May  12,
     1992, between James River Corporation of Virginia and NationsBank of Virginia, N.A., as Rights Agent, and Amendment No. 1 to such Agreement dated June 8,
     1992 (incorporated by reference to Exhibits 2 and 3, respectively, to the Company's filing of Amendment
     No.  1 to Application or Report on Form 8 dated July
     28,  1992,  amending the Registration  Statement  on
     Form 8-A dated March 3, 1989).

5    Opinion of McGuire, Woods, Battle & Boothe --  filed
     herewith.                                                 E-1

23(a) Consent of Coopers & Lybrand -- filed herewith.          E-2

23(b) Consent of McGuire, Woods, Battle & Boothe -- included in Exhibit 5.

99   James  River  Corporation  of  Virginia  1987  Stock
     Option   Plan,   1993  Amendment  and   Restatement,
     effective as of December 16, 1993 (incorporated by reference to Exhibit 10(j) to the Company's Annual
     Report  on  Form  10-K  for the  fiscal  year  ended
     December 26, 1993).